Exhibit 99.1

THIRD QUARTER 2015

FINANCIAL SUPPLEMENT

If you need further information, please contact:

Aarti Bowman, Investor Relations

901-523-4017

aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS

Other Information

This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP

Certain measures are included in this financial supplement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the capital position or financial results of FHN. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

Presentation of regulatory measures, even those which are not GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN, as demonstrated by their use by the various banking regulators in reviewing the capital adequacy of financial institutions. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; common equity tier 1 capital (for periods after fourth quarter 2014), generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; risk weighted assets (“RWA”), which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios; and pre-provision net revenue (“PPNR”), calculated by adding the provision/(provision credit) for loan losses to income before income taxes. The regulatory common equity tier 1 capital used in 2015 and later periods is not the same as the non-regulatory, non-GAAP tier 1 common capital commonly used prior to 2015; comparisons between the two are not meaningful.

The non-GAAP measures presented in this financial supplement are return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), tangible book value per common share, and tier 1 common to RWA (for periods prior to first quarter 2015).

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 22 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

3

FHN PERFORMANCE HIGHLIGHTS

Summary of Third Quarter 2015 Notable Items
	Segment	Item	Income Statement	Amount	Comments

•	Various, primarily Regional Bank	Employee benefit plan amendment	Employee compensation, incentives, and benefits	$8.3 million	Pre-tax gains related to an amendment of certain employee benefit plans.

•	Corporate	Gain on call of trust preferred debt	Gains on extinguishment of debt	$5.8 million	Pre-tax gain on the extinguishment of junior subordinated notes underlying $200 million of trust preferred debt.

•	Corporate	Discrete tax benefit and decrease in capital loss carryover	Provision/(benefit) for income taxes	$(4.5) million	After-tax benefits related to discrete items and the utilization of capital loss carryover against estimated capital gains from future building sales.

Third Quarter 2015 vs. Second Quarter 2015

Consolidated

•	Net income available to common shareholders was $67.2 million, or $.29 per diluted share in third quarter, compared to $50.6 million, or $.22 per diluted share in second quarter
•	Net interest income (“NII”) was $163.6 million in third quarter compared to $166.6 million in second quarter; net interest margin (“NIM”) was 2.85 percent in third quarter compared to 2.92 percent in prior quarter
•	The decrease in NII was primarily driven by lower average balances of loans to mortgage companies, a decrease in cash basis interest income, and lower commercial loan fees relative to the prior quarter, partially offset by more days in third quarter compared to second quarter
•	The decrease in NIM was largely the result of an increase in average excess cash held at the Fed during the quarter, a decrease in cash basis interest income, and lower commercial loan fees relative to the prior quarter, somewhat mitigated by lower fixed income trading balances
•	Noninterest income (including securities gains) was $125.1 million in third quarter compared to $130.3 million in prior quarter
•	Noninterest expense was $203.9 million in third quarter compared to $218.4 million in second quarter primarily due to lower personnel expense due in large part to gains associated with an employee benefit plan amendment
•	Period-end loans were $16.7 billion and $16.9 billion in third quarter and second quarter, respectively; average loans declined 1 percent to $16.6 billion in third quarter
•	Period-end core deposits increased to $18.6 billion in third quarter from $18.3 billion in prior quarter; average core deposits increased 2 percent linked quarter to $18.5 billion in third quarter

Regional Banking

•	Pre-tax income was $85.6 million in third quarter compared to $70.6 million in second quarter; pre-provision net revenue was $92.3 million and $87.7 million in third and second quarters, respectively including third quarter expense benefit allocation related to an employee benefit plan amendment
•	Average loans were $14.3 billion in third and second quarters; period-end loans decreased 1 percent to $14.5 billion in third quarter
•	Decrease in period-end loans was driven by lower balances of loans to mortgage companies, partially offset by increases in other commercial loans and real estate lending
•	Average and period-end core deposits increased 1 percent to $17.0 billion in third quarter from $16.8 billion in second quarter
•	NII was $165.3 million in third quarter compared to $165.9 million in second quarter; NIM deceased to 4.63 percent in third quarter from 4.69 percent in second quarter
•	Provision expense declined to $6.7 million in third quarter compared to $17.1 million in the prior quarter
•	Decline in provision expense was attributable to overall continued strong performance within the regional bank portfolios including a quarterly decline in nonperforming loans and historically low net charge-offs, as well as lower loan balances in third quarter relative to the prior quarter
•	Prior quarter included provision associated with a single larger credit related to fraud
•	Noninterest income was $62.8 million in third quarter compared to $66.0 million in second quarter
•	The decrease was driven by lower brokerage, trust, cash management and bankcard fee income, partially offset by an increase in fees from non-sufficient funds (“NSF”)
•	Noninterest expense decreased to $135.8 million in third quarter from $144.2 million in prior quarter
•	Expense decrease primarily driven by lower allocated personnel expenses due in large part to gains recognized in third quarter related to an employee benefit plan amendment

Fixed Income

•	Pre-tax income was $6.6 million in third quarter compared to $9.1 million in second quarter
•	Fixed income product revenue was $43.0 million in third quarter down from $46.7 million in prior quarter
•	Fixed income product average daily revenue (“ADR”) was $671 thousand and $729 thousand in third quarter and second quarter, respectively
•	Noninterest expense was $48.2 million in third quarter compared to $51.2 million in the prior quarter
•	Third quarter decline was driven by lower variable compensation costs

Corporate

•	Pre-tax loss was $22.0 million in third quarter compared to pre-tax loss of $27.2 million in prior quarter
•	NII was negative $19.0 million in third quarter compared to negative $17.4 million in second quarter
•	Estimated effective duration of the securities portfolio was 2.8 years in third quarter compared to 3.5 years in second quarter
•	Estimated modified duration of the securities portfolio was 3.8 years in third quarter compared to 4.2 years in prior quarter
•	Noninterest income was $8.6 million in third quarter, up from $3.9 million in second quarter
•	Increase primarily relates to a $5.8 million gain on the extinguishment of debt, partially offset by lower deferred compensation income driven by market conditions; changes in deferred compensation income are mirrored by changes in deferred compensation expense
•	Noninterest expense decreased to $11.5 million in third quarter from $13.8 million in second quarter
4

FHN PERFORMANCE HIGHLIGHTS (continued)

Third Quarter 2015 vs. Second Quarter 2015 (continued)

Non-Strategic

•	Pre-tax income was $13.7 million in third quarter compared to $24.1 million in second quarter
•	NII was $14.3 million in third quarter compared to $13.8 million in prior quarter
•	The non-strategic segment had a provision credit of $5.7 million in third quarter compared to a provision credit of $15.1 million in second quarter
•	Provision credit reflects continued wind-down of the non-strategic portfolio and sustained levels of low net charge offs, a continuation of positive delinquency trends, and continued stabilization/improvement of property values
•	Noninterest income was $2.0 million in third quarter compared to $4.4 million in prior quarter
•	Second quarter included a $2.7 million pre-tax gain on the sale of property
•	Noninterest expense declined to $8.4 million in third quarter from $9.2 million in second quarter due in large part to a $.9 million net expense reversal in litigation losses related to legal matters

Asset Quality

•	Allowance for loan losses declined to $210.8 million in third quarter from $221.4 million in second quarter; the allowance to loans ratio was 126 basis points in third quarter compared to 131 basis points in second quarter
•	The decline in the allowance was driven by a $7.1 million reduction in consumer real estate reserves and a $3.4 million reduction in commercial reserves
•	Net charge-offs (“NCOs”) were $11.5 million in third quarter compared to $9.0 million in second quarter; annualized net charge-offs increased to 28 basis points of average loans in third quarter from 21 basis points in prior quarter
•	Within the Regional Bank, net charge-offs were $10.5 million and $10.3 million in the third quarter and second quarter, respectively
•	Charge-offs included a net recovery within the non-strategic segment in the second quarter
•	Nonperforming loans (“NPLs”) in the portfolio were $184.0 million in the third quarter compared to $203.1 million in the second quarter
•	Commercial NPLs decreased $17.6 million from the second quarter primarily driven by the pay down of three large loans and charge-off of the larger credit affected by borrower fraud disclosed last quarter.
•	Nonperforming assets (“NPAs”), including loans held-for-sale, decreased to $217.2 million in third quarter from $238.5 million in the prior quarter
•	The decrease in NPAs largely corresponded to the decrease in NPLs
•	Total 30+ delinquencies increased to $73.1 million in third quarter compared to $71.4 million in prior quarter
•	Commercial delinquencies increased in third quarter relative to the prior quarter – due to 2 purchased credit impaired loans, but were somewhat mitigated by a decline in consumer delinquencies driven by improvement in permanent mortgage and consumer real estate
•	Troubled debt restructurings (“TDRs”) decreased to $377.3 million in third quarter from $391.4 million in prior quarter

Taxes

•	The effective tax rates (“ETR”) for third quarter and second quarter were 14.46 percent and 28.21 percent, respectively. The rates reflect the favorable effect from permanent benefits and the effect from discrete taxes/benefits
•	Permanent benefits primarily consist of benefits from life insurance, tax-exempt income, utilization of capital loss carryover, and tax credit investments
•	Third quarter tax expense includes a discrete benefit of $3.3 million and $1.1 million of benefit related to the utilization of capital loss carryover against estimated capital gains from future building sales (the capital loss carryover DTA had been offset by a valuation allowance)
•	Second quarter tax expense includes $2.9 million of discrete tax expenses and $3.4 million of tax expense to reduce the first quarter tax benefit (associated with FHN’s pre-tax loss through the first quarter) to the lower effective tax rate projected for the year

Capital and Liquidity

•	Paid $0.06 per common share quarterly dividend ($14.0 million) on October 1, 2015
•	Paid aggregate preferred quarterly dividend of $1.6 million on October 13, 2015
•	No shares were repurchased in third quarter under the $100 million share repurchase program announced in January 2014 due to restrictions related to the acquisition of TrustAtlantic Financial Corporation which closed in early October 2015
•	Cumulative shares repurchased since the program’s inception are $54.3 million with a volume weighted average price of $12.79 per share (before $.02 per share broker commission)
•	Capital ratios (regulatory capital ratios based on period-end balances under the Basel III risk-based capital rules as phased-in) (current quarter is an estimate)
•	Tangible common equity to tangible assets of 8.04 percent in third quarter compared to 7.80 percent in prior quarter
•	Common Equity Tier 1 of 10.76 percent in third quarter compared to 10.41 percent in prior quarter
•	Tier 1 of 12.16 percent in third quarter compared to 11.98 percent in prior quarter
•	Total Capital of 13.44 percent in third quarter compared to 14.00 percent in prior quarter
•	Leverage of 9.99 percent in third quarter compared to 9.87 percent in prior quarter
5

FHN CONSOLIDATED INCOME STATEMENT

Quarterly, Unaudited

						3Q15 Changes vs.
(Dollars in thousands, except per share data)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Interest income	$183,687	$187,030	$178,068	$179,448	$178,858	(2)%	3%
Less: interest expense	20,125	20,390	21,202	20,398	19,317	(1)%	4%
Net interest income	163,562	166,640	156,866	159,050	159,541	(2)%	3%
Provision for loan losses	1,000	2,000	5,000	6,000	6,000	(50)%	(83)%
Net interest income after provision for loan losses	162,562	164,640	151,866	153,050	153,541	(1)%	6%
Noninterest income:
Fixed income	51,804	56,241	61,619	48,486	47,589	(8)%	9%
Deposit transactions and cash management	28,911	28,430	26,551	29,038	28,546	2%	1%
Brokerage, management fees and commissions	11,620	12,456	11,399	11,647	12,333	(7)%	(6)%
Mortgage banking (a)	761	376	1,584	1,808	41,559	NM	(98)%
Trust services and investment management	6,590	7,416	6,698	6,945	6,779	(11)%	(3)%
Bankcard income	5,561	5,884	5,186	5,737	5,521	(5)%	1%
Bank-owned life insurance	4,135	3,391	3,462	3,503	3,547	22%	17%
Other service charges	2,968	3,043	2,848	2,830	3,064	(2)%	(3)%
Insurance commissions	608	654	596	616	593	(7)%	3%
Securities gains/(losses), net	(345)	8	276	—	(862)	NM	60%
Other (b)	12,490	12,402	9,470	8,988	9,146	1%	37%
Total noninterest income	125,103	130,301	129,689	119,598	157,815	(4)%	(21)%
Adjusted gross income after provision for loan losses	287,665	294,941	281,555	272,648	311,356	(2)%	(8)%
Noninterest expense:
Employee compensation, incentives, and benefits (c)	116,219	127,970	131,444	118,529	120,742	(9)%	(4)%
Repurchase and foreclosure provision (d)	—	—	—	—	(4,300)	NM	NM
Legal fees	3,626	4,509	3,551	5,633	4,276	(20)%	(15)%
Professional fees	5,139	5,218	3,706	6,919	6,187	(2)%	(17)%
Occupancy	13,282	11,764	12,218	12,077	12,405	13%	7%
Computer software	11,010	11,340	10,942	10,574	10,614	(3)%	4%
Contract employment and outsourcing	3,414	3,337	4,584	4,578	5,199	2%	(34)%
Operations services	10,130	10,033	9,337	8,417	9,044	1%	12%
Equipment rentals, depreciation, and maintenance	7,093	7,983	7,220	7,523	7,150	(11)%	(1)%
FDIC premium expense	4,529	4,952	3,448	2,881	3,456	(9)%	31%
Advertising and public relations	4,832	4,349	4,733	4,077	4,386	11%	10%
Communications and courier	4,054	3,801	3,876	4,274	3,628	7%	12%
Foreclosed real estate	431	1,329	(131)	492	788	(68)%	(45)%
Amortization of intangible assets	1,298	1,298	1,298	1,225	982	*	32%
Other (b)	18,796	20,511	179,995	20,110	59,459	(8)%	(68)%
Total noninterest expense	203,853	218,394	376,221	207,309	244,016	(7)%	(16)%
Income/(loss) before income taxes	83,812	76,547	(94,666)	65,339	67,340	9%	24%
Provision/(benefit) for income taxes	12,107	21,590	(22,261)	13,699	16,842	(44)%	(28)%
Net income/(loss)	71,705	54,957	(72,405)	51,640	50,498	30%	42%
Net income attributable to noncontrolling interest	2,977	2,851	2,758	2,980	2,875	4%	4%
Net income/(loss) attributable to controlling interest	68,728	52,106	(75,163)	48,660	47,623	32%	44%
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*
Net income/(loss) available to common shareholders	$67,178	$50,556	$(76,713)	$47,110	$46,073	33%	46%
Common Stock Data
EPS	$0.29	$0.22	$(0.33)	$0.20	$0.20	32%	45%
Basic Shares (thousands) (e)	233,111	232,800	232,816	233,693	235,329	*	(1)%
Diluted EPS	$0.29	$0.22	$(0.33)	$0.20	$0.19	32%	53%
Diluted shares (thousands)	235,058	234,669	232,816	235,448	236,862	*	(1)%
Key Ratios & Other
Return on average assets (annualized) (f)	1.12%	0.87%	(1.15)%	0.83%	0.84%
Return on average common equity (annualized) (f)	12.37%	9.56%	(14.04)%	8.27%	8.16%
Return on average tangible common equity (annualized) (f) (g)	13.45%	10.41%	(15.24)%	8.92%	8.79%
Fee income to total revenue (f)	43.41%	43.88%	45.21%	42.92%	49.86%
Efficiency ratio (f)	70.53%	73.55%	NM	74.40%	76.68%
Full time equivalent employees	4,202	4,212	4,226	4,250	4,193

NM - Not meaningful

* Amount is less than one percent.

(a)	3Q14 includes a $39.7 million gain on the sales of mortgage loans HFS.
(b)	Refer to the Other Income and Other Expense table on page 7 for additional information.
(c)	3Q15 includes $8.3 million of gains associated with an employee benefit plan amendment.
(d)	3Q14 expense reversal associated with the settlement of certain repurchase claims.
(e)	In periods prior to 2Q15, decreases primarily relate to shares purchased under share repurchase programs.
(f)	See Glossary of Terms for definitions of Key Ratios.
(g)	Refer to the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.
6

FHN OTHER INCOME AND OTHER EXPENSE

Quarterly, Unaudited

						3Q15 Changes vs.
(Thousands)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Other Income
ATM and interchange fees	$2,998	$3,025	$2,761	$2,961	$2,739	(1)%	9%
Electronic banking fees	1,479	1,459	1,428	1,561	1,560	1%	(5)%
Letter of credit fees	978	1,532	1,123	1,111	917	(36)%	7%
Deferred compensation (a)	(2,309)	(35)	1,033	242	(41)	NM	NM
Gain on extinguishment of debt (b)	5,794	—	—	184	—	NM	NM
Other (c)	3,550	6,421	3,125	2,929	3,971	(45)%	(11)%
Total	$12,490	$12,402	$9,470	$8,988	$9,146	1%	37%

Other Expense
Litigation and regulatory matters (d)	$(650)	$—	$162,500	$—	$35,390	NM	NM
Other insurance and taxes	3,283	3,455	3,329	2,722	3,909	(5)%	(16)%
Tax credit investments	439	549	395	589	311	(20)%	41%
Travel and entertainment	2,451	2,632	1,614	2,462	2,164	(7)%	13%
Employee training and dues	1,272	1,449	1,132	1,258	1,194	(12)%	7%
Customer relations	1,477	1,505	1,314	1,397	1,406	(2)%	5%
Miscellaneous loan costs	726	734	361	540	597	(1)%	22%
Supplies	974	880	927	1,046	779	11%	25%
Other (e)	8,824	9,307	8,423	10,096	13,709	(5)%	(36)%
Total	$18,796	$20,511	$179,995	$20,110	$59,459	(8)%	(68)%

NM - Not meaningful

(a)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.
(b)	3Q15 gain related to the extinguishment of $206 million of junior subordinated notes underlying $200 million of trust preferred debt.
(c)	2Q15 includes $2.9 million of pre-tax gains on the sale of properties.
(d)	3Q15 includes $1.2 million of expense reversals associated with the settlement of a legal matter; 1Q15 loss accruals relate to the settlement of potential claims related to FHN’s underwriting and origination of FHA-insured mortgage loans; 3Q14 includes $50.0 million of loss accruals related to legal matters, partially offset by $15.0 million of expense reversals associated with agreements with insurance companies for the recovery of expenses FHN incurred related to litigation losses in previous periods.
(e)	3Q14 includes $3.2 million of negative valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.
7

FHN CONSOLIDATED PERIOD-END BALANCE SHEET

Quarterly, Unaudited

						3Q15 Changes vs.
(Thousands)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Assets:
Investment securities	$3,677,954	$3,653,166	$3,676,630	$3,560,905	$3,538,957	1%	4%
Loans held-for-sale	124,308	127,196	133,958	141,285	151,915	(2)%	(18)%
Loans, net of unearned income	16,725,492	16,936,772	16,732,123	16,230,166	15,812,017	(1)%	6%
Federal funds sold	64,438	77,039	43,052	63,080	55,242	(16)%	17%
Securities purchased under agreements to resell	793,098	816,991	831,541	659,154	561,802	(3)%	41%
Interest-bearing cash (a)	596,689	344,944	438,633	1,621,967	275,485	73%	NM
Trading securities	1,229,180	1,133,490	1,532,463	1,194,391	1,338,022	8%	(8)%
Total earning assets	23,211,159	23,089,598	23,388,400	23,470,948	21,733,440	1%	7%
Cash and due from banks	256,342	274,256	282,800	349,171	292,687	(7)%	(12)%
Fixed income receivables (b)	83,547	91,069	190,662	42,488	197,507	(8)%	(58)%
Goodwill (c)	145,932	145,932	145,932	145,932	141,943	*	3%
Other intangible assets, net (c)	25,624	26,922	28,220	29,518	19,044	(5)%	35%
Premises and equipment, net (c) (d)	269,332	269,507	301,069	302,996	295,833	*	(9)%
Real estate acquired by foreclosure	35,332	40,268	39,776	39,922	47,996	(12)%	(26)%
Allowance for loan losses	(210,814)	(221,351)	(228,328)	(232,448)	(238,641)	(5)%	(12)%
Derivative assets	152,548	115,230	148,153	134,088	137,742	32%	11%
Other assets	1,415,107	1,408,336	1,419,204	1,385,572	1,355,046	*	4%
Total assets	$25,384,109	$25,239,767	$25,715,888	$25,668,187	$23,982,597	1%	6%

Liabilities and Equity:
Deposits:
Savings	$7,554,338	$7,462,642	$7,428,000	$7,455,354	$6,371,156	1%	19%
Other interest-bearing deposits	4,885,601	4,675,742	4,939,240	4,140,991	3,955,152	4%	24%
Time deposits	743,158	769,132	792,914	831,666	767,699	(3)%	(3)%
Total interest-bearing core deposits	13,183,097	12,907,516	13,160,154	12,428,011	11,094,007	2%	19%
Noninterest-bearing deposits	5,391,385	5,366,936	5,060,897	5,195,656	4,603,826	*	17%
Total core deposits (e)	18,574,482	18,274,452	18,221,051	17,623,667	15,697,833	2%	18%
Certificates of deposit $100,000 and more	290,738	400,021	417,503	445,272	446,938	(27)%	(35)%
Total deposits	18,865,220	18,674,473	18,638,554	18,068,939	16,144,771	1%	17%
Federal funds purchased	520,992	556,862	703,352	1,037,052	928,159	(6)%	(44)%
Securities sold under agreements to repurchase	332,329	311,760	309,297	562,214	479,384	7%	(31)%
Trading liabilities	788,563	732,564	813,141	594,314	532,234	8%	48%
Other short-term borrowings (f)	99,887	150,350	158,745	157,218	790,080	(34)%	(87)%
Term borrowings (g)	1,341,186	1,557,647	1,573,215	1,880,105	1,491,138	(14)%	(10)%
Fixed income payables (b)	95,346	54,301	91,176	18,157	329,960	76%	(71)%
Derivative liabilities	140,965	109,815	133,273	119,239	123,442	28%	14%
Other liabilities	611,003	574,090	795,878	649,359	551,615	6%	11%
Total liabilities	22,795,491	22,721,862	23,216,631	23,086,597	21,370,783	*	7%
Equity:
Common stock (h)	146,398	146,263	145,937	146,387	147,030	*	*
Capital surplus (h)	1,377,731	1,371,712	1,370,711	1,380,809	1,390,081	*	(1)%
Undivided profits	850,110	797,123	760,713	851,585	816,483	7%	4%
Accumulated other comprehensive loss, net	(176,676)	(188,248)	(169,159)	(188,246)	(132,835)	(6)%	33%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (i)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	2,588,618	2,517,905	2,499,257	2,581,590	2,611,814	3%	(1)%
Total liabilities and equity	$25,384,109	$25,239,767	$25,715,888	$25,668,187	$23,982,597	1%	6%

NM - Not meaningful

* Amount is less than one percent.

(a)	Includes excess balances held at Fed. 4Q14 increase driven by inflow of customer deposits and proceeds from the issuance of senior notes.
(b)	Period-end balances fluctuate based on the level of pending unsettled trades.
(c)	4Q14 increase related to the acquisition of bank branches.
(d)	2Q15 decrease related to sale of property.
(e)	3Q15 average core deposits were $18.5 billion.
(f)	3Q14 includes increased FHLB borrowings as a result of loan growth and deposit fluctuations.
(g)	In 3Q15 FHN called $206 million of junior subordinated notes underlying $200 million of trust preferred debt. In 1Q15 $304 million of FTBNA subordinated notes matured. In 4Q14 FTBNA issued $400 million of senior bank notes.
(h)	In periods prior to 2Q15, decreases primarily relate to shares purchased under share repurchase programs.
(i)	Consists of preferred stock of subsidiaries.
8

FHN CONSOLIDATED AVERAGE BALANCE SHEET

Quarterly, Unaudited

						3Q15 Changes vs.
(Thousands)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$9,539,650	$9,675,107	$8,965,657	$8,584,065	$8,395,553	(1)%	14%
Commercial real estate	1,425,528	1,371,207	1,290,246	1,287,816	1,260,715	4%	13%
Consumer real estate	4,838,984	4,893,285	4,988,532	5,087,104	5,173,088	(1)%	(6)%
Permanent mortgage	475,684	500,093	526,616	552,065	581,876	(5)%	(18)%
Credit card and other	353,148	350,247	351,503	357,321	352,133	1%	*
Total loans, net of unearned income (a)	16,632,994	16,789,939	16,122,554	15,868,371	15,763,365	(1)%	6%
Loans held-for-sale (b)	126,072	129,519	138,373	144,061	318,743	(3)%	(60)%
Investment securities:
U.S. treasuries	100	100	100	100	26,764	*	NM
U.S. government agencies	3,482,658	3,505,033	3,391,297	3,363,053	3,345,739	(1)%	4%
States and municipalities	13,673	14,074	14,410	14,493	17,458	(3)%	(22)%
Other	181,817	181,749	181,858	181,806	184,934	*	(2)%
Total investment securities	3,678,248	3,700,956	3,587,665	3,559,452	3,574,895	(1)%	3%
Trading securities	1,137,877	1,363,165	1,371,514	1,182,762	1,060,123	(17)%	7%
Other earning assets:
Federal funds sold	35,191	31,765	23,710	26,543	37,274	11%	(6)%
Securities purchased under agreements to resell	762,744	760,338	777,989	672,764	644,022	*	18%
Interest-bearing cash (c)	806,648	465,596	1,451,826	1,011,983	288,192	73%	NM
Total other earning assets	1,604,583	1,257,699	2,253,525	1,711,290	969,488	28%	66%
Total earning assets	23,179,774	23,241,278	23,473,631	22,465,936	21,686,614	*	7%
Allowance for loan losses	(216,833)	(227,765)	(232,655)	(238,850)	(240,433)	(5)%	(10)%
Cash and due from banks	308,409	315,730	342,512	341,338	321,427	(2)%	(4)%
Fixed income receivables	59,470	51,913	48,937	63,384	55,937	15%	6%
Premises and equipment, net (d)	268,061	292,874	301,989	301,512	297,636	(8)%	(10)%
Derivative assets	113,927	138,935	139,086	141,146	154,988	(18)%	(26)%
Other assets	1,601,953	1,601,083	1,571,104	1,538,791	1,526,165	*	5%
Total assets	$25,314,761	$25,414,048	$25,644,604	$24,613,257	$23,802,334	*	6%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	$7,578,288	$7,437,016	$7,377,045	$6,929,750	$6,327,556	2%	20%
Other interest-bearing deposits	4,806,813	4,741,920	4,483,907	3,895,022	3,697,854	1%	30%
Time deposits	756,397	780,355	812,749	830,412	785,154	(3)%	(4)%
Total interest-bearing core deposits	13,141,498	12,959,291	12,673,701	11,655,184	10,810,564	1%	22%
Certificates of deposit $100,000 and more	354,376	405,696	423,480	451,669	464,792	(13)%	(24)%
Federal funds purchased	529,156	649,464	1,079,531	1,137,909	1,028,852	(19)%	(49)%
Securities sold under agreements to repurchase	330,114	339,874	474,448	471,712	406,219	(3)%	(19)%
Trading liabilities	722,031	713,133	728,553	634,375	621,880	1%	16%
Other short-term borrowings (e)	138,698	227,650	165,408	302,353	1,093,014	(39)%	(87)%
Term borrowings (f)	1,461,173	1,570,953	1,621,983	1,664,924	1,499,959	(7)%	(3)%
Total interest-bearing liabilities	16,677,046	16,866,061	17,167,104	16,318,126	15,925,280	(1)%	5%
Noninterest-bearing deposits	5,392,294	5,189,939	5,098,361	4,974,748	4,602,292	4%	17%
Fixed income payables	26,220	27,608	34,800	40,273	36,762	(5)%	(29)%
Derivative liabilities	105,644	123,397	124,305	124,530	130,997	(14)%	(19)%
Other liabilities	568,013	695,114	612,513	503,851	475,162	(18)%	20%
Total liabilities	22,769,217	22,902,119	23,037,083	21,961,528	21,170,493	(1)%	8%
Equity:
Common stock (g)	146,324	146,146	146,225	146,789	147,820	*	(1)%
Capital surplus (g)	1,374,195	1,370,653	1,377,178	1,387,116	1,408,682	*	(2)%
Undivided profits	818,909	775,881	868,605	846,656	810,164	6%	1%
Accumulated other comprehensive loss, net	(184,939)	(171,806)	(175,542)	(119,887)	(125,880)	8%	47%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (h)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	2,545,544	2,511,929	2,607,521	2,651,729	2,631,841	1%	(3)%
Total liabilities and equity	$25,314,761	$25,414,048	$25,644,604	$24,613,257	$23,802,334	*	6%

NM - Not meaningful

* Amount is less than one percent.

(a)	Includes loans on nonaccrual status.
(b)	4Q14 decrease related to the sale of mortgage loans HFS in third quarter.
(c)	Includes excess balances held at Fed. 1Q15 and 4Q14 increase driven by inflow of customer deposits and proceeds from the issuance of senior notes in fourth quarter.
(d)	2Q15 and 3Q15 decrease related to sale of property in second quarter.
(e)	3Q14 includes increased FHLB borrowings as a result of loan growth and deposit fluctuations.
(f)	In 3Q15 FHN called $206 million of junior subordinated notes underlying $200 million of trust preferred debt. In 1Q15 $304 million of FTBNA subordinated notes matured. In 4Q14 FTBNA issued $400 million of senior bank notes.
(g)	Decreases primarily relate to shares purchased under share repurchase programs.
(h)	Consists of preferred stock of subsidiaries.

9

FHN CONSOLIDATED NET INTEREST INCOME (a)

Quarterly, Unaudited

						3Q15 Changes vs.
(Thousands)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Interest Income:
Loans, net of unearned income (b)	$152,795	$155,565	$146,192	$148,078	$146,931	(2)%	4%
Loans held-for-sale	1,311	1,350	1,491	1,483	3,263	(3)%	(60)%
Investment securities:
U.S. treasuries	—	—	—	—	5	NM	NM
U.S. government agencies	21,366	21,432	20,955	21,317	21,376	*	*
States and municipalities	97	97	125	159	109	*	(11)%
Other	1,864	1,853	1,876	1,875	1,866	1%	*
Total investment securities	23,327	23,382	22,956	23,351	23,356	*	*
Trading securities	8,476	9,289	9,281	8,701	7,944	(9)%	7%
Other earning assets:
Federal funds sold	88	79	57	69	92	11%	(4)%
Securities purchased under agreements to resell (c)	(112)	(254)	(252)	(217)	(363)	56%	69%
Interest-bearing cash	490	267	874	611	134	84%	NM
Total other earning assets	466	92	679	463	(137)	NM	NM
Interest income	$186,375	$189,678	$180,599	$182,076	$181,357	(2)%	3%

Interest Expense:
Interest-bearing deposits:
Savings	$2,785	$2,970	$3,307	$3,087	$2,600	(6)%	7%
Other interest-bearing deposits	1,118	1,104	957	760	754	1%	48%
Time deposits	1,230	1,324	1,432	1,742	1,786	(7)%	(31)%
Total interest-bearing core deposits	5,133	5,398	5,696	5,589	5,140	(5)%	*
Certificates of deposit $100,000 and more	756	830	882	513	685	(9)%	10%
Federal funds purchased	338	408	673	729	654	(17)%	(48)%
Securities sold under agreements to repurchase	32	42	95	83	63	(24)%	(49)%
Trading liabilities	4,258	3,770	3,914	3,950	3,782	13%	13%
Other short-term borrowings	294	276	278	388	548	7%	(46)%
Term borrowings (d)	9,314	9,666	9,664	9,146	8,445	(4)%	10%
Interest expense	20,125	20,390	21,202	20,398	19,317	(1)%	4%
Net interest income - tax equivalent basis	166,250	169,288	159,397	161,678	162,040	(2)%	3%
Fully taxable equivalent adjustment	(2,688)	(2,648)	(2,531)	(2,628)	(2,499)	(2)%	(8)%
Net interest income	$163,562	$166,640	$156,866	$159,050	$159,541	(2)%	3%

NM - Not meaningful

* Amount is less than one percent.

(a)	Net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 35 percent and, where applicable, state income taxes.
(b)	Includes interest on loans in nonaccrual status.
(c)	Driven by negative market rates on reverse repurchase agreements.
(d)	4Q14 increase related to the issuance of $400 million of senior notes.
10

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES

Quarterly, Unaudited

	3Q15	2Q15	1Q15	4Q14	3Q14

Assets:
Earning assets (a):
Loans, net of unearned income (b):
Commercial loans	3.50%	3.60%	3.50%	3.55%	3.51%
Retail loans	3.94	3.94	3.96	3.97	4.01
Total loans, net of unearned income (c)	3.65	3.71	3.67	3.71	3.70
Loans held-for-sale	4.16	4.17	4.31	4.12	4.09
Investment securities:
U.S. treasuries	NM	NM	NM	NM	0.07
U.S. government agencies	2.45	2.45	2.47	2.54	2.56
States and municipalities	2.84	2.77	3.46	4.38	2.50
Other	4.10	4.08	4.13	4.13	4.04
Total investment securities	2.54	2.53	2.56	2.62	2.61
Trading securities	2.98	2.73	2.71	2.94	3.00
Other earning assets:
Federal funds sold	1.00	1.00	0.97	1.02	0.98
Securities purchased under agreements to resell (d)	(0.06)	(0.13)	(0.13)	(0.13)	(0.22)
Interest-bearing cash	0.24	0.23	0.24	0.24	0.19
Total other earning assets	0.12	0.03	0.12	0.11	(0.06)
Interest income/total earning assets	3.20%	3.27%	3.11%	3.22%	3.33%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	0.15%	0.16%	0.18%	0.18%	0.16%
Other interest-bearing deposits	0.09	0.09	0.09	0.08	0.08
Time deposits	0.65	0.68	0.71	0.83	0.90
Total interest-bearing core deposits	0.15	0.17	0.18	0.19	0.19
Certificates of deposit $100,000 and more	0.85	0.82	0.84	0.45	0.59
Federal funds purchased	0.25	0.25	0.25	0.25	0.25
Securities sold under agreements to repurchase	0.04	0.05	0.08	0.07	0.06
Trading liabilities	2.34	2.12	2.18	2.47	2.41
Other short-term borrowings	0.84	0.49	0.68	0.51	0.20
Term borrowings (e)	2.55	2.47	2.39	2.20	2.25
Interest expense/total interest-bearing liabilities	0.48	0.48	0.50	0.50	0.48
Net interest spread	2.72%	2.79%	2.61%	2.72%	2.85%
Effect of interest-free sources used to fund earning assets	0.13	0.13	0.13	0.14	0.12
Net interest margin	2.85%	2.92%	2.74%	2.86%	2.97%

Yields are adjusted to a FTE basis assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

NM - Not meaningful

(a)	Earning assets yields are expressed net of unearned income.
(b)	Includes loan fees and cash basis interest income.
(c)	Includes loans on nonaccrual status.
(d)	Driven by negative market rates on reverse repurchase agreements.
(e)	Rates are expressed net of unamortized debenture cost for term borrowings.
11

FHN CAPITAL HIGHLIGHTS

Quarterly, Unaudited

						3Q15 Changes vs.
(Dollars and shares in thousands)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Common equity tier 1 capital (a) (c)	$2,234,562	$2,172,768	$2,133,554	N/A	N/A	3%	NM
Tier 1 capital (a) (b) (c)	$2,524,418	$2,500,612	$2,452,297	$2,813,503	$2,783,147	1%	(9)%
Total capital (a) (d)	$2,789,383	$2,922,582	$2,912,671	$3,148,336	$3,121,359	(5)%	(11)%

Risk-weighted assets (“RWA”) (a)	$20,758,700	$20,869,862	$20,707,078	$19,452,656	$19,238,109	(1)%	8%
Average assets for leverage (a) (c)	$25,281,704	$25,347,048	$25,570,905	$24,625,820	$23,748,667	*	6%

Common equity tier 1 ratio (a) (c)	10.76%	10.41%	10.30%	N/A	N/A
Tier 1 ratio (a) (c)	12.16%	11.98%	11.84%	14.46%	14.47%
Total capital ratio (a)	13.44%	14.00%	14.07%	16.18%	16.22%
Leverage ratio (a) (c)	9.99%	9.87%	9.59%	11.43%	11.72%

Tier 1 common to risk-weighted assets (c) (e)	N/A	N/A	N/A	11.43%	11.40%
Total equity to total assets	10.20%	9.98%	9.72%	10.06%	10.89%
Tangible common equity/tangible assets (“TCE/TA”) (e)	8.04%	7.80%	7.57%	7.90%	8.65%
Period-end shares outstanding (f)	234,237	234,021	233,499	234,220	235,249	*	*
Cash dividends declared per common share	$0.06	$0.06	$0.06	$0.05	$0.05	*	20%
Book value per common share	$9.38	$9.09	$9.03	$9.35	$9.44
Tangible book value per common share (e)	$8.65	$8.35	$8.28	$8.60	$8.76
Market capitalization (millions)	$3,321.5	$3,667.1	$3,336.7	$3,180.7	$2,888.9

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not Meaningful

* Amount is less than one percent.

(a)	Current quarter is an estimate. All quarters in 2015 reflect revisions to regulatory capital definitions under the Basel III risk-based capital rules as phased-in.
(b)	FHN’s outstanding trust preferred securities were redeemed in 3Q15. 2Q15 and 1Q15 include $50 million of Tier 1 qualifying trust preferred securities. All periods in 2014 include $200 million of Tier 1 qualifying trust preferred securities.
(c)	See Glossary of Terms for definition of ratio.
(d)	FHN’s outstanding trust preferred securities were redeemed in 3Q15. 2Q15 and 1Q15 include $150 million of Tier 2 qualifying trust preferred which are excluded from Tier 1 under Basel III.
(e)	Refer to the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.
(f)	In periods prior to 2Q15, decreases primarily relate to shares purchased under share repurchase programs.
12

FHN BUSINESS SEGMENT HIGHLIGHTS

Quarterly, Unaudited

						3Q15 Changes vs.
(Thousands)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Regional Banking
Net interest income	$165,258	$165,908	$154,409	$157,557	$153,868	*	7%
Noninterest income	62,773	65,989	60,204	64,331	64,155	(5)%	(2)%
Total revenues	228,031	231,897	214,613	221,888	218,023	(2)%	5%
Provision for loan losses	6,696	17,078	4,915	5,568	2,204	(61)%	NM
Noninterest expense	135,776	144,203	135,780	137,546	135,903	(6)%	*
Income before income taxes	85,559	70,616	73,918	78,774	79,916	21%	7%
Provision for income taxes	30,809	24,996	26,381	28,057	28,561	23%	8%
Net income	$54,750	$45,620	$47,537	$50,717	$51,355	20%	7%

Fixed Income
Net interest income	$3,008	$4,297	$4,323	$3,675	$2,950	(30)%	2%
Noninterest income	51,756	56,001	61,565	48,506	49,896	(8)%	4%
Total revenues	54,764	60,298	65,888	52,181	52,846	(9)%	4%
Noninterest expense	48,200	51,214	54,683	46,218	47,915	(6)%	1%
Income before income taxes	6,564	9,084	11,205	5,963	4,931	(28)%	33%
Provision for income taxes	2,115	3,171	4,167	2,059	1,696	(33)%	25%
Net income	$4,449	$5,913	$7,038	$3,904	$3,235	(25)%	38%

Corporate
Net interest income/(expense)	$(19,037)	$(17,376)	$(16,084)	$(18,038)	$(14,246)	(10)%	(34)%
Noninterest income	8,559	3,901	5,385	4,400	4,139	NM	NM
Total revenues	(10,478)	(13,475)	(10,699)	(13,638)	(10,107)	22%	(4)%
Noninterest expense	11,521	13,770	14,169	14,017	16,511	(16)%	(30)%
Loss before income taxes	(21,999)	(27,245)	(24,868)	(27,655)	(26,618)	19%	17%
Benefit for income taxes	(26,105)	(15,882)	(11,640)	(19,601)	(16,928)	(64)%	(54)%
Net income/(loss)	$4,106	$(11,363)	$(13,228)	$(8,054)	$(9,690)	NM	NM

Non-Strategic
Net interest income	$14,333	$13,811	$14,218	$15,856	$16,969	4%	(16)%
Noninterest income (a)	2,015	4,410	2,535	2,361	39,625	(54)%	(95)%
Total revenues	16,348	18,221	16,753	18,217	56,594	(10)%	(71)%
Provision/(provision credit) for loan losses	(5,696)	(15,078)	85	432	3,796	62%	NM
Noninterest expense (b)	8,356	9,207	171,589	9,528	43,687	(9)%	(81)%
Income/(loss) before income taxes	13,688	24,092	(154,921)	8,257	9,111	(43)%	50%
Provision/(benefit) for income taxes	5,288	9,305	(41,169)	3,184	3,513	(43)%	51%
Net income/(loss)	$8,400	$14,787	$(113,752)	$5,073	$5,598	(43)%	50%

Total Consolidated
Net interest income	$163,562	$166,640	$156,866	$159,050	$159,541	(2)%	3%
Noninterest income	125,103	130,301	129,689	119,598	157,815	(4)%	(21)%
Total revenues	288,665	296,941	286,555	278,648	317,356	(3)%	(9)%
Provision for loan losses	1,000	2,000	5,000	6,000	6,000	(50)%	(83)%
Noninterest expense	203,853	218,394	376,221	207,309	244,016	(7)%	(16)%
Income/(loss) before income taxes	83,812	76,547	(94,666)	65,339	67,340	9%	24%
Provision/(benefit) for income taxes	12,107	21,590	(22,261)	13,699	16,842	(44)%	(28)%
Net income/(loss)	$71,705	$54,957	$(72,405)	$51,640	$50,498	30%	42%

NM - Not meaningful

* Amount is less than one percent.

(a)	3Q14 includes $39.7 million of gains on the sales of HFS mortgage loans.
(b)	1Q15 includes $162.5 million of loss accruals related to the settlement of potential claims related to FHN’s underwriting and origination of FHA-insured mortgage loans; 3Q14 includes $50.0 million of loss accruals related to legal matters, partially offset by $15.0 million of expense reversals related to agreements with insurance companies for the recovery of expenses FHN incurred related to litigation losses in previous periods.
13

FHN REGIONAL BANKING

Quarterly, Unaudited

						3Q15 Changes vs.
	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Income Statement (thousands)
Net interest income	$165,258	$165,908	$154,409	$157,557	$153,868	*	7%
Provision for loan losses	6,696	17,078	4,915	5,568	2,204	(61)%	NM
Noninterest income:
NSF / Overdraft fees (a)	11,678	10,664	9,144	11,619	11,425	10%	2%
Cash management fees	8,482	8,884	8,878	8,719	8,522	(5)%	*
Debit card income	3,318	3,327	3,064	3,117	2,945	*	13%
Other	4,398	4,538	4,537	4,655	4,705	(3)%	(7)%
Total deposit transactions and cash management	27,876	27,413	25,623	28,110	27,597	2%	1%
Brokerage, management fees and commissions	11,620	12,456	11,399	11,647	12,333	(7)%	(6)%
Trust services and investment management	6,605	7,432	6,713	6,960	6,794	(11)%	(3)%
Bankcard income	5,269	5,562	4,915	5,469	5,224	(5)%	1%
Other service charges	2,562	2,637	2,422	2,395	2,630	(3)%	(3)%
Miscellaneous revenue	8,841	10,489	9,132	9,750	9,577	(16)%	(8)%
Total noninterest income	62,773	65,989	60,204	64,331	64,155	(5)%	(2)%
Noninterest expense:
Employee compensation, incentives, and benefits	49,078	49,692	48,272	46,175	46,259	(1)%	6%
Other (b)	86,698	94,511	87,508	91,371	89,644	(8)%	(3)%
Total noninterest expense	135,776	144,203	135,780	137,546	135,903	(6)%	*
Income before income taxes	$85,559	$70,616	$73,918	$78,774	$79,916	21%	7%
PPNR (c)	92,255	87,694	78,833	84,342	82,120	5%	12%
Efficiency ratio (d)	59.54%	62.18%	63.27%	61.99%	62.33%

Balance Sheet (millions)
Average loans	$14,312	$14,326	$13,513	$13,129	$12,886	*	11%
Average other earning assets	58	55	48	52	63	5%	(8)%
Total average earning assets	14,370	14,381	13,561	13,181	12,949	*	11%
Average core deposits	16,976	16,752	16,263	15,335	14,639	1%	16%
Average other deposits	354	406	423	452	464	(13)%	(24)%
Total average deposits	17,330	17,158	16,686	15,787	15,103	1%	15%
Total period-end deposits	17,287	17,226	17,240	16,373	15,119	*	14%
Total period-end assets	15,163	15,264	14,894	14,350	13,695	(1)%	11%
Net interest margin (e)	4.63%	4.69%	4.68%	4.78%	4.74%
Net interest spread	3.33	3.35	3.37	3.36	3.41
Loan yield	3.45	3.48	3.51	3.50	3.56
Deposit average yield	0.12	0.13	0.14	0.14	0.15

Key Statistics
Financial center locations (f)	174	175	178	178	172	(1)%	1%

NM - Not meaningful

* Amount is less than one percent.

(a)	1Q15 levels primarily attributable to seasonality in NSF fees.
(b)	3Q15 decrease primarily driven by lower allocated personnel expenses due in large part to gains recognized in third quarter related to an employee benefit plan amendment.
(c)	Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.
(d)	Noninterest expense divided by total revenue.
(e)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(f)	4Q14 increase related to the acquisition of bank branches. The five branches of TrustAtlantic Bank were not included at September 30, 2015, but are expected to be First Tennessee Bank branches by close of business on October 16, 2015.
14

FHN FIXED INCOME

Quarterly, Unaudited

						3Q15 Changes vs.
	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Income Statement (thousands)
Net interest income	$3,008	$4,297	$4,323	$3,675	$2,950	(30)%	2%
Noninterest income:
Fixed income product revenue	42,969	46,685	53,510	39,030	41,216	(8)%	4%
Other	8,787	9,316	8,055	9,476	8,680	(6)%	1%
Total noninterest income	51,756	56,001	61,565	48,506	49,896	(8)%	4%
Noninterest expense	48,200	51,214	54,683	46,218	47,915	(6)%	1%
Income before income taxes	$6,564	$9,084	$11,205	$5,963	$4,931	(28)%	33%

Efficiency ratio (a)	88.01%	84.93%	82.99%	88.57%	90.67%
Fixed income product average daily revenue	$671	$729	$877	$630	$644	(8)%	4%

Balance Sheet (millions)
Average trading inventory	$1,133	$1,358	$1,366	$1,177	$1,054	(17)%	7%
Average other earning assets	763	761	781	677	648	*	18%
Total average earning assets	1,896	2,119	2,147	1,854	1,702	(11)%	11%
Total period-end assets	2,361	2,273	2,808	2,138	2,338	4%	1%
Net interest margin (b)	0.73%	0.87%	0.83%	0.85%	0.75%

* Amount is less than one percent.

(a)	Noninterest expense divided by total revenue.
(b)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

FHN CORPORATE

Quarterly, Unaudited

						3Q15 Changes vs.
	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Income Statement (thousands)
Net interest income/(expense)	$(19,037)	$(17,376)	$(16,084)	$(18,038)	$(14,246)	(10)%	(34)%
Noninterest income excluding securities gains/(losses) (a)	8,904	3,893	5,109	4,400	4,005	NM	NM
Securities gains/(losses), net	(345)	8	276	—	134	NM	NM
Noninterest expense	11,521	13,770	14,169	14,017	16,511	(16)%	(30)%
Loss before income taxes	$(21,999)	$(27,245)	$(24,868)	$(27,655)	$(26,618)	19%	17%

Average Balance Sheet (millions)
Average loans	$120	$128	$138	$148	$153	(6)%	(22)%
Total earning assets	$4,592	$4,282	$5,162	$4,703	$3,999	7%	15%
Net interest margin (b)	(1.63)%	(1.63)%	(1.28)%	(1.40)%	(1.25)%

NM - Not meaningful

(a)	3Q15 includes a $5.8 million gain related to the extinguishment of debt.
(b)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
15

FHN NON-STRATEGIC

Quarterly, Unaudited

						3Q15 Changes vs.
	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Income Statement (thousands)
Net interest income	$14,333	$13,811	$14,218	$15,856	$16,969	4%	(16)%
Noninterest income:
Mortgage warehouse valuation (a)	698	270	1,228	1,240	41,287	NM	(98)%
Miscellaneous revenue (b)	1,317	4,140	1,307	1,121	(667)	(68)%	NM
Total noninterest income excluding securities gains/(losses)	2,015	4,410	2,535	2,361	40,620	(54)%	(95)%
Securities gains/(losses), net	—	—	—	—	(995)	NM	NM
Noninterest expense:
Repurchase and foreclosure provision (c)	—	—	—	—	(4,300)	NM	NM
Other expenses (d)	8,356	9,207	171,589	9,528	47,987	(9)%	(83)%
Total noninterest expense	8,356	9,207	171,589	9,528	43,687	(9)%	(81)%
Provision/(provision credit) for loan losses	(5,696)	(15,078)	85	432	3,796	62%	NM
Income/(loss) before income taxes	$13,688	$24,092	$(154,921)	$8,257	$9,111	(43)%	50%

Average Balance Sheet (millions)
Loans	$2,201	$2,337	$2,472	$2,592	$2,724	(6)%	(19)%
Loans held-for-sale (e)	113	115	120	125	298	(2)%	(62)%
Trading securities	5	5	5	6	6	*	(17)%
Allowance for loan losses	(87)	(99)	(105)	(110)	(111)	(12)%	(22)%
Other assets	14	51	63	72	78	(73)%	(82)%
Total assets	2,246	2,409	2,555	2,685	2,995	(7)%	(25)%
Net interest margin (f)	2.46%	2.25%	2.19%	2.32%	2.23%
Efficiency ratio (g)	51.11%	50.53%	NM	52.30%	75.86%

Mortgage Warehouse - Period-end (millions)
Ending warehouse balance (loans held-for-sale)	$104	$106	$108	$115	$120	(2)%	(13)%
Key Servicing Metric
Ending servicing portfolio (millions) (h)	$879	$922	$966	$1,013	$1,090	(5)%	(19)%

NM - Not meaningful
* Amount is less than one percent.
(a)	3Q14 includes $39.7 million of gains on the sale of HFS mortgage loans.
(b)	2Q15 includes a $2.7 million pre-tax gain on sale of property.
(c)	3Q14 expense reversal associated with the settlement of certain repurchase claims.
(d)	1Q15 includes $162.5 million of loss accruals related to the settlement of potential claims related to FHN’s underwriting and origination of FHA-insured mortgage loans; 3Q14 includes $50.0 million of loss accruals related to legal matters, partially offset by $15.0 million of expense reversals associated with agreements with insurance companies for the recovery of expenses FHN incurred related to litigation losses in previous periods.
(e)	4Q14 decrease relates to the sale of mortgage loans HFS late in third quarter.
(f)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(g)	Noninterest expense divided by total revenue excluding securities gains/(losses).
(h)	Includes mortgage loans serviced from FHN's legacy mortgage banking business, legacy equity lending serviced for others, and mortgage loans in portfolio and warehouse.
16

FHN ASSET QUALITY: CONSOLIDATED

Quarterly, Unaudited

											3Q15 Changes vs.
(Thousands)	3Q15		2Q15		1Q15		4Q14		3Q14		2Q15	3Q14

Allowance for Loan Losses Walk-Forward
Beginning reserve	$221,351		$228,328		$232,448		$238,641		$243,628		(3)%	(9)%
Provision	1,000		2,000		5,000		6,000		6,000		(50)%	(83)%
Charge-offs	(21,810)		(19,434)		(17,999)		(23,306)		(23,684)		12%	(8)%
Recoveries	10,273		10,457		8,879		11,113		12,697		(2)%	(19)%
Ending balance	$210,814		$221,351		$228,328		$232,448		$238,641		(5)%	(12)%
Reserve for unfunded commitments	6,231		5,561		4,135		4,770		2,313		12%	NM
Total allowance for loan losses plus reserve for unfunded commitments	$217,045		$226,912		$232,463		$237,218		$240,954		(4)%	(10)%

Allowance for Loan Losses
Regional Banking	$128,942		$132,741		$125,982		$126,812		$127,873		(3)%	1%
Non-Strategic	81,872		88,610		102,346		105,636		110,768		(8)%	(26)%
Total allowance for loan losses	$210,814		$221,351		$228,328		$232,448		$238,641		(5)%	(12)%

Nonperforming Assets
Regional Banking
Nonperforming loans	$50,986		$69,094		$63,620		$64,654		$70,805		(26)%	(28)%
Foreclosed real estate (a)	17,042		19,230		19,704		20,451		25,404		(11)%	(33)%
Total Regional Banking	$68,028		$88,324		$83,324		$85,105		$96,209		(23)%	(29)%
Non-Strategic
Nonperforming loans	$129,951		$130,894		$133,804		$135,740		$139,038		(1)%	(7)%
Nonperforming loans held-for-sale after fair value adjustments	7,347		6,372		6,888		7,643		7,931		15%	(7)%
Foreclosed real estate (a)	8,830		9,879		9,977		9,979		9,857		(11)%	(10)%
Total Non-Strategic	$146,128		$147,145		$150,669		$153,362		$156,826		(1)%	(7)%
Corporate
Nonperforming loans	$3,043		$3,079		$2,805		$3,045		$3,903		(1)%	(22)%
Total nonperforming assets	$217,199		$238,548		$236,798		$241,512		$256,938		(9)%	(15)%

Net Charge-Offs
Regional Banking	$10,495		$10,318		$5,745		$6,629		$6,132		2%	71%
Non-Strategic	1,042		(1,341)		3,375		5,564		4,855		NM	(79)%
Total net charge-offs	$11,537		$8,977		$9,120		$12,193		$10,987		29%	5%

Consolidated Key Ratios (b)
NPL %	1.10%		1.20%		1.20%		1.25%		1.35%
NPA %	1.25		1.37		1.37		1.44		1.57
Net charge-offs %	0.28		0.21		0.23		0.30		0.28
Allowance / loans	1.26		1.31		1.36		1.43		1.51
Allowance / NPL	1.15	x	1.09	x	1.14	x	1.14	x	1.12	x
Allowance / NPA	1.00	x	0.95	x	0.99	x	0.99	x	0.96	x
Allowance / net charge-offs	4.61	x	6.15	x	6.17	x	4.81	x	5.47	x

Other
Loans past due 90 days or more (c)	$38,455		$39,077		$46,889		$50,699		$57,786		(2)%	(33)%
Guaranteed portion (c)	16,856		16,221		18,552		24,036		27,020		4%	(38)%
Foreclosed real estate from government insured loans	9,460		11,159		10,096		9,492		12,735		(15)%	(26)%
Period-end loans, net of unearned income (millions)	16,725		16,937		16,732		16,230		15,812		(1)%	6%
NM - Not meaningful
* Amount is less than one percent.
(a)	Excludes foreclosed real estate from government-insured mortgages.
(b)	See Glossary of Terms for definitions of Consolidated Key Ratios.
(c)	Includes loans held-for-sale.
17

FHN ASSET QUALITY: CONSOLIDATED

Quarterly, Unaudited

											3Q15 Changes vs.
	3Q15		2Q15		1Q15		4Q14		3Q14		2Q15	3Q14

Key Portfolio Details
C&I
Period-end loans ($ millions)	$9,610		$9,833		$9,638		$9,007		$8,477		(2)%	13%
30+ Delinq. % (a)	0.09%		0.08%		0.07%		0.05%		0.10%
NPL %	0.31		0.44		0.35		0.36		0.49
Charge-offs % (qtr. annualized)	0.26		0.17		0.07		0.19		NM
Allowance / loans %	0.74%		0.80%		0.70%		0.74%		0.82%
Allowance / charge-offs	2.83	x	4.85	x	10.41	x	4.05	x	NM

Commercial Real Estate
Period-end loans ($ millions)	$1,488		$1,401		$1,321		$1,278		$1,278		6%	16%
30+ Delinq. % (a)(b)	0.43%		0.23%		0.33%		0.14%		0.33%
NPL %	0.54		0.84		1.01		1.20		1.11
Charge-offs % (qtr. annualized)	NM		0.22		0.03		NM		0.47
Allowance / loans %	1.70%		1.53%		1.34%		1.45%		1.21%
Allowance / charge-offs	NM		7.29	x	45.37	x	NM		2.64	x

Consumer Real Estate
Period-end loans ($ millions)	$4,814		$4,870		$4,923		$5,048		$5,131		(1)%	(6)%
30+ Delinq. % (a)	0.92%		0.94%		0.98%		1.10%		1.04%
NPL %	2.32		2.35		2.43		2.39		2.41
Charge-offs % (qtr. annualized)	0.18		NM		0.31		0.38		0.60
Allowance / loans %	1.71%		1.75%		2.22%		2.24%		2.31%
Allowance / charge-offs	9.41	x	NM		7.06	x	5.85	x	3.83	x

Permanent Mortgage
Period-end loans ($ millions)	$464		$488		$512		$539		$573		(5)%	(19)%
30+ Delinq. % (a)	2.01%		2.26%		2.76%		1.72%		2.73%
NPL %	7.30		6.66		6.43		6.32		5.93
Charge-offs % (qtr. annualized)	0.67		0.11		0.44		1.00		0.25
Allowance / loans %	4.33%		4.59%		3.94%		3.55%		3.53%
Allowance / charge-offs	6.25	x	40.53	x	8.79	x	3.46	x	14.17	x

Credit Card and Other
Period-end loans ($ millions)	$349		$346		$338		$358		$353		1%	(1)%
30+ Delinq. % (a)	1.19%		1.09%		1.20%		1.42%		1.44%
NPL %	0.21		0.22		0.22		0.21		0.20
Charge-offs % (qtr. annualized)	2.79		5.73		3.51		3.33		3.19
Allowance / loans %	3.28%		3.84%		4.01%		4.11%		4.17%
Allowance / charge-offs	1.16	x	0.66	x	1.10	x	1.24	x	1.31	x
NM - Not meaningful
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	3Q15 increase was due to 2 purchased credit impaired loans from the 2013 MNB acquisition.
18

FHN ASSET QUALITY: REGIONAL BANKING

Quarterly, Unaudited

											3Q15 Changes vs.
	3Q15		2Q15		1Q15		4Q14		3Q14		2Q15	3Q14

Total Regional Banking
Period-end loans ($ millions)	$14,483		$14,556		$14,200		$13,568		$13,002		(1)%	11%
30+ Delinq. % (a)	0.25%		0.21%		0.24%		0.22%		0.29%
NPL %	0.35		0.47		0.45		0.48		0.54
Charge-offs % (qtr. annualized)	0.29		0.29		0.17		0.20		0.19
Allowance / loans %	0.89%		0.91%		0.89%		0.93%		0.98%
Allowance / charge-offs	3.10	x	3.21	x	5.41	x	4.82	x	5.26	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$9,178		$9,398		$9,185		$8,553		$8,022		(2)%	14%
30+ Delinq. % (a)	0.10%		0.08%		0.07%		0.05%		0.09%
NPL %	0.18		0.32		0.24		0.24		0.37
Charge-offs % (qtr. annualized)	0.33		0.18		0.08		0.21		NM
Allowance / loans %	0.72%		0.78%		0.68%		0.72%		0.81%
Allowance / charge-offs	2.21	x	4.48	x	9.42	x	3.62	x	NM

Commercial Real Estate
Period-end loans ($ millions)	$1,488		$1,400		$1,320		$1,273		$1,274		6%	17%
30+ Delinq. % (a)(b)	0.43%		0.23%		0.32%		0.14%		0.33%
NPL %	0.54		0.84		1.00		1.14		1.04
Charge-offs % (qtr. annualized)	NM		0.22		0.03		NM		0.49
Allowance / loans %	1.70%		1.53%		1.33%		1.43%		1.18%
Allowance / charge-offs	NM		7.22	x	52.33	x	NM		2.46	x

Consumer Real Estate
Period-end loans ($ millions)	$3,469		$3,413		$3,358		$3,385		$3,356		2%	3%
30+ Delinq. % (a)	0.48%		0.47%		0.55%		0.57%		0.61%
NPL %	0.75		0.78		0.84		0.86		0.83
Charge-offs % (qtr. annualized)	0.11		0.08		0.15		0.11		0.39
Allowance / loans %	0.79%		0.73%		0.97%		0.95%		0.99%
Allowance / charge-offs	7.62	x	9.73	x	6.45	x	8.55	x	2.55	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$348		$345		$337		$357		$351		1%	(1)%
30+ Delinq. % (a)	1.33%		1.18%		1.29%		1.51%		1.49%
NPL %	0.14		0.14		0.15		0.14		0.15
Charge-offs % (qtr. annualized)(c)	2.49		5.57		3.22		3.00		3.01
Allowance / loans %	3.00%		3.72%		3.88%		4.06%		4.07%
Allowance / charge-offs	1.19	x	0.66	x	1.16	x	1.36	x	1.36	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions)	$107		$113		$123		$136		$147		(5)%	(27)%
30+ Delinq. % (a)	2.95%		2.51%		3.41%		2.32%		2.24%
NPL %	2.85		2.72		2.29		2.25		2.65
Charge-offs % (qtr. annualized)	NM		NM		NM		NM		NM
Allowance / loans %	NM		NM		NM		NM		NM
Allowance / charge-offs	NM		NM		NM		NM		NM
NM - Not meaningful
(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	3Q15 increase was due to 2 purchased credit impaired loans from the 2013 MNB acquisition.
(c)	2Q15 increase was primarily driven by charge-offs in a sub segment of the credit card portfolio which had previously been reserved for.
19

FHN ASSET QUALITY: NON-STRATEGIC

Quarterly, Unaudited

3Q15 Changes vs.
3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Total Non-Strategic
Period-end loans ($ millions)	$2,135	$2,268	$2,409	$2,527	$2,663	(6)%	(20)%
30+ Delinq. % (a)	1.57%	1.67%	1.67%	1.67%	1.73%
NPL %	6.08	5.77	5.55	5.37	5.22
Charge-offs % (qtr. annualized)	0.19	NM	0.55	0.85	0.71
Allowance / loans %	3.83%	3.91%	4.25%	4.18%	4.16%
Allowance / charge-offs	19.80	x	NM	7.48	x	4.79	x	5.75	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$432	$434	$453	$454	$456	*	(5)%
30+ Delinq. % (a)	0.02%	0.02%	0.08%	0.05%	0.23%
NPL %	3.08	3.07	2.68	2.64	2.64
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	1.35%	1.23%	1.09%	1.10%	1.01%
Allowance / charge-offs	NM	NM	NM	NM	NM

Commercial Real Estate
Period-end loans ($ millions)	$—	$—	$1	$5	$5	NM	(100)%
30+ Delinq. % (a)	—%	—%	14.87%	—%	—%
NPL %	—	—	18.31	17.47	20.01
Charge-offs % (qtr. annualized)	NM	NM	2.64	6.91	NM
Allowance / loans %	5.86%	7.36%	8.22%	9.25%	9.36%
Allowance / charge-offs	NM	NM	1.06 x	1.27 x	NM

Consumer Real Estate
Period-end loans ($ millions)	$1,345	$1,458	$1,565	$1,663	$1,775	(8)%	(24)%
30+ Delinq. % (a)	2.07%	2.06%	1.92%	2.17%	1.84%
NPL %	6.36	6.03	5.83	5.51	5.40
Charge-offs % (qtr. annualized)	0.37	NM	0.64	0.91	0.98
Allowance / loans %	4.09%	4.14%	4.90%	4.86%	4.79%
Allowance / charge-offs	10.67	x	NM	7.36	x	5.19	x	4.76	x

Permanent Mortgage
Period-end loans ($ millions)	$348	$365	$379	$393	$415	(5)%	(16)%
30+ Delinq. % (a)	1.58%	2.12%	2.50%	1.40%	2.88%
NPL %	8.71	7.92	7.82	7.78	7.13
Charge-offs % (qtr. annualized)	0.90	0.14	0.59	1.44	0.29
Allowance / loans %	5.75%	6.11%	5.32%	4.83%	4.84%
Allowance / charge-offs	6.23	x	44.22	x	8.82	x	3.30	x	16.57	x

Other Consumer
Period-end loans ($ millions)	$10	$11	$11	$12	$12	(9)%	(17)%
30+ Delinq. % (a)	1.77%	1.31%	1.40%	2.48%	2.24%
NPL %	7.09	6.86	6.66	6.22	5.38
Charge-offs % (qtr. annualized)	10.22	5.97	9.24	8.21	6.74
Allowance / loans %	10.34%	4.95%	4.69%	3.43%	4.48%
Allowance / charge-offs	0.98	x	0.81	x	0.49	x	0.41	x	0.63	x

NM - Not meaningful

* Amount is less than one percent.

(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

20

FHN: PORTFOLIO METRICS

Unaudited

C&I Portfolio: $9.6 Billion (57.5% of Total Loans) as of September 30, 2015

% OS
General Corporate, Commercial, and Business Banking Loans	79%
Loans to Mortgage Companies	17%
Trust Preferred Loans	3%
Bank Holding Company Loans	1%

Consumer Real Estate (primarily Home Equity) Portfolio: $4.8 Billion (28.8% of Total Loans)

Origination LTV and FICO for Portfolio as of September 30, 2015	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	11%	23%	17%	10%
FICO score 720-739	1%	4%	4%	3%
FICO score 700-719	1%	4%	4%	2%
FICO score 660-699	1%	4%	3%	3%
FICO score 620-659	—%	1%	1%	1%
FICO score less than 620	—%	1%	—%	1%

Origination LTV and FICO for Portfolio - Regional Bank as of September 30, 2015	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	12%	24%	18%	13%
FICO score 720-739	1%	4%	4%	3%
FICO score 700-719	1%	3%	2%	2%
FICO score 660-699	1%	3%	3%	2%
FICO score 620-659	—%	1%	1%	—%
FICO score less than 620	—%	1%	—%	1%

Origination LTV and FICO for Portfolio - Non-Strategic as of September 30, 2015	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	8%	21%	15%	5%
FICO score 720-739	2%	6%	6%	2%
FICO score 700-719	2%	5%	6%	2%
FICO score 660-699	2%	5%	4%	4%
FICO score 620-659	—%	1%	2%	1%
FICO score less than 620	—%	—%	—%	1%

Consumer Real Estate Portfolio Detail:

			Origination Characteristics
	Vintage	Balances ($B)	W/A Age (mo.)	CLTV	FICO	% TN	% 1st lien
	pre-2003	$0.1	164	78%	702	41%	30%
	2003	$0.1	147	77%	717	30%	36%
	2004	$0.3	134	80%	719	19%	28%
	2005	$0.4	122	82%	726	15%	15%
	2006	$0.4	111	79%	731	21%	18%
	2007	$0.5	99	81%	736	26%	19%
	2008	$0.2	88	75%	745	72%	50%
	2009	$0.1	76	72%	748	86%	56%
	2010	$0.2	62	79%	752	92%	72%
	2011	$0.3	50	77%	760	89%	86%
	2012	$0.6	39	77%	763	89%	91%
	2013	$0.6	27	78%	756	86%	85%
	2014	$0.5	15	81%	757	86%	89%
	2015	$0.5	4	80%	759	84%	90%
	Total	$4.8	64	79%	747 (a)	63%	61%
(a)	747 average portfolio origination FICO; 742 weighted average portfolio FICO (refreshed).
21

FHN NON-GAAP TO GAAP RECONCILIATION

Quarterly, Unaudited

(Dollars and shares in thousands, except per share data)	3Q15	2Q15	1Q15	4Q14	3Q14
Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$2,588,618	$2,517,905	$2,499,257	$2,581,590	$2,611,814
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock	95,624	95,624	95,624	95,624	95,624
(B) Total common equity	$2,197,563	$2,126,850	$2,108,202	$2,190,535	$2,220,759
Less: Intangible assets (GAAP) (b)	171,556	172,854	174,152	175,450	160,987
(C) Tangible common equity (Non-GAAP)	$2,026,007	$1,953,996	$1,934,050	$2,015,085	$2,059,772

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$25,384,109	$25,239,767	$25,715,888	$25,668,187	$23,982,597
Less: Intangible assets (GAAP) (b)	171,556	172,854	174,152	175,450	160,987
(E) Tangible assets (Non-GAAP)	$25,212,553	$25,066,913	$25,541,736	$25,492,737	$23,821,610

Average Tangible Common Equity (Non-GAAP)
(F) Average total equity (GAAP)	$2,545,544	$2,511,929	$2,607,521	$2,651,729	$2,631,841
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock	95,624	95,624	95,624	95,624	95,624
(G) Total average common equity	$2,154,489	$2,120,874	$2,216,466	$2,260,674	$2,240,786
Less: Average intangible assets (GAAP) (b)	172,191	173,486	174,787	165,769	161,467
(H) Average tangible common equity (Non-GAAP)	$1,982,298	$1,947,388	$2,041,679	$2,094,905	$2,079,319

Annualized Net Income/(Loss) Available to Common Shareholders
(I) Net income/(loss) available to common shareholders (annualized)	$266,521	$202,780	$(311,114)	$186,904	$182,790

Period-end Shares Outstanding
(J) Period-end shares outstanding	234,237	234,021	233,499	234,220	235,249

Tier 1 Common (Non-GAAP)
(K) Tier 1 capital (c)	(f)	(f)	(f)	$2,813,503	$2,783,147
Less: Noncontrolling interest - FTBNA preferred stock (d)	(f)	(f)	(f)	294,816	294,816
Less: Preferred Stock	(f)	(f)	(f)	95,624	95,624
Less: Trust preferred (e)	(f)	(f)	(f)	200,000	200,000
(L) Tier 1 common (Non-GAAP)	(f)	(f)	(f)	$2,223,063	$2,192,707

Risk Weighted Assets
(M) Risk weighted assets (c)	(f)	(f)	(f)	$19,452,656	$19,238,109

Ratios
(I)/(H) Return on average tangible common equity (“ROTCE”) (Non-GAAP)	13.45%	10.41%	(15.24)%	8.92%	8.79%
(I)/(G) Return on common equity (GAAP)	12.37%	9.56%	(14.04)%	8.27%	8.16%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	8.04%	7.80%	7.57%	7.90%	8.65%
(A)/(D) Total equity to total assets (GAAP)	10.20%	9.98%	9.72%	10.06%	10.89%
(C)/(J) Tangible book value per common share (Non-GAAP)	$8.65	$8.35	$8.28	$8.60	$8.76
(B)/(J) Book value per common share (GAAP)	$9.38	$9.09	$9.03	$9.35	$9.44
(L)/(M) Tier 1 common to risk weighted assets (Non-GAAP)	(f)	(f)	(f)	11.43%	11.40%
(K)/(D) Tier 1 capital to total assets (GAAP)	(f)	(f)	(f)	10.96%	11.60%
(a)	Included in Total equity on the Consolidated Balance Sheet.
(b)	Includes goodwill and other intangible assets, net of amortization.
(c)	Defined by and calculated in conformity with bank regulations.
(d)	Represents FTBNA preferred stock included in noncontrolling interest.
(e)	Included in Term borrowings on the Consolidated Balance Sheet.
(f)	In periods prior to 1Q15, these measures were used to reconcile non-GAAP to GAAP information.
22

FHN GLOSSARY OF TERMS

Average Assets for Leverage: The amount of assets a company uses to calculate the leverage ratio, which includes average total assets less disallowed portions of goodwill, other intangibles, and deferred tax assets, as well as certain other regulatory adjustments made to tier 1 capital.

Common Equity Tier 1: A measure of a company’s capital position under U.S. Basel III capital rules first applicable to FHN in 2015, which includes common equity less goodwill, other intangibles and certain other required regulatory deductions as defined in those rules. Common Equity Tier 1 capital under U.S. Basel III in 2015 is not the same as the non-regulatory Tier 1 Common capital commonly used prior to 2015; comparisons between the two are not meaningful.

Core Businesses: Management considers regional banking, fixed income, and corporate as FHN’s core businesses. Non-strategic has significant legacy assets and operations that are being wound down.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, reduced by goodwill, certain other intangible assets, the disallowable portion of mortgage servicing rights and other disallowed assets divided by risk-adjusted assets. The components of Tier 1 capital, including the risk-adjustment of assets, changed significantly for FHN beginning in 2015 so that comparisons of a Tier 1 capital ratio after 2014 with a ratio prior to 2015 may not be meaningful.

Tier 1 Common: A measure of a company’s capital position associated with U.S. capital rules applicable to FHN prior to 2015, which includes Tier 1 capital as then defined less preferred stock amounts.

Troubled Debt Restructuring (“TDR”): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Fee Income to Total Revenue: Ratio is fee income excluding securities gains/(losses) to total revenue excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue excluding securities gains/(losses).

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

23

First Horizon National Corporation Third Quarter 2015 Earnings October 16, 2015

2 ▪ Portions of this presentation use non - GAAP financial information. Each of those portions is so noted, and a reconciliation of that non - GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation. ▪ This presentation contains forward - looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as “ believe”,“expect”,“anticipate”,“intend”,“estimate ”, “ should”,“is likely”,“will”,“going forward” and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward - looking statements. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10 - Q and 10 - K. FHN disclaims any obligation to update any such forward - looking statements or to publicly announce the result of any revisions to any of the forward - looking statements to reflect future events or developments.

Building Franchise Value Executing “Blue Chip” Priorities ▪ Being easy to do business with ▪ Providing differentiated customer service ▪ Using the Bonefish to drive profitability 3

4 All data comparisons are year over year. Numbers may not add to total due to rounding. 1 Source: FDIC. Data as of 6.30.15. 2 Refer to the financial supplement for further variance trend analysis. Third Quarter 2015 Accomplishments 3Q14 - 3Q15 Regional Bank Loan Growth 3Q15 Average Regional Bank Commercial Loans 18% 17% 11% 6% 7% 4% Loans to Mortgage Companies 48% ▪ Earnings per share at $0.29 ▪ Consolidated NII up 3% ▪ Regional Bank average loan growth of 11% ▪ Regional Bank average core deposits up 16% ▪ #1 deposit market share in Tennessee 1 ▪ Revenue per FTE in Regional Bank up 3% ▪ Fixed income product average daily revenue up 4% ▪ Closed TrustAtlantic acquisition Corporate 9% CRE 14% Loans to Mortgage Companies 14% ABL 15% Commercial 34% Healthcare 3% Correspondent 2% East TN Middle TN Commercial PC/WM ABL CRE Markets: Lending Areas: Energy 1% Specialty Lending Areas 3Q15 Notable Items 2 Retirement of Trust Preferred Debt Employee Benefit Plan Amendment Pre - tax Amount After - tax Amount EPS Impact Discrete Tax Benefit/ Capital Loss Carryover $5.8mm $8.3mm $4.2mm $6.0mm $4.5mm $0.02 $0.03 $0.02 N/A

FINANCIAL RESULTS 5

3Q15 Consolidated Financial Results 6 Net Interest Income Fee Income Expense $ in millions Financial Results 3Q15 $164 Loan Loss Provision $125 $204 $1 $67 3Q15 vs +3% - 21% - 16% - 83% +46% 2Q15 $167 $130 $218 $2 $51 3Q14 $160 $158 $244 $6 $46 2Q15 - 2% - 4% - 7% - 50% +33% 3Q14 Actuals ▪ Net interest income up 3% year over year ▪ Total average loans up 6% from 3Q14 and down slightly from 2Q15 due to a decline in loans to mortgage companies ▪ Total average core deposits up 2% linked quarter and 20% year over year ▪ Loan loss provision of $1mm with NCOs of $12mm in 3Q15 vs $2mm of provision and $9mm of NCOs in 2Q15 Net Income Available to Common Shareholders (NIAC) Numbers may not add to total due to rounding.

3Q15 Segment Highlights

$ in millions, except EPS	Net Income[1] 3Q15	Net Income[1] 2Q15	Net Income[1] 3Q14	3Q15 Per Share Impact[2]	Drivers and Impacts
Regional Banking	$55	$46	$51	$0.23	▪ Average loans up 11% year over year and flat linked quarter ▪ NII up 7% year over year and flat linked quarter ▪ 3Q15 includes allocated expenses from the pre-tax gain related to the amendment to employee benefit plans ▪ 3Q15 loan loss provision of $7mm vs $17mm in 2Q15 ▪ 2Q15 impacted by single larger credit related to borrower fraud
Fixed Income	$4	$6	$3	$0.02	▪ Fixed income product ADR of $671k in 3Q15 vs $729k in 2Q15 ▪ Expenses down 6% linked quarter due primarily to lower variable compensation
Corporate[1]	$0	$(16)	$(14)	$0.00	▪ 3Q15 includes $5.8mm of pre-tax gain from retirement of Trust Preferred securities ▪ 3Q15 includes $4.5mm of after-tax benefit related to discrete items and utilization of a capital loss carryover
Non-Strategic	$8	$15	$6	$0.04	▪ 3Q15 includes loan loss provision of $(6)mm vs $(15)mm in 2Q15 ▪ 2Q15 included $2.7mm pre-tax gain on sale of property ▪ 3Q14 included +$40mm gain on sales of held-for-sale mortgage loans, net -$35mm accruals related to legal matters, +$4mm mortgage repurchase provision recovery
Total[1]	**$67**	**$51**	**$46**	**$0.29**	

Numbers may not add to total due to rounding.

[1]Corporate and Consolidated show net income available to common, which reflects $3mm of noncontrolling interest and $1.6mm of preferred stock dividends in each quarter.

[2]Segment EPS impacts are Non-GAAP numbers and reconciled in the table. EPS impacts are calculated using the 3Q15 net income column divided by the 235 million diluted shares outstanding.

FIRST HORIZON NATIONAL CORPORATION

7

Regional Banking Financial Results Solid Year over Year Balance Sheet and NII Growth 8 Net Interest Income Fee Income Expense $ in millions Financial Results 3Q15 $165 Loan Loss Provision $63 $136 $7 3Q15 vs +7% - 2% * NM 2Q15 $166 $66 $144 $17 3Q14 $154 $64 $136 $2 2Q15 * - 5% - 6% - 61% 3Q14 Actuals ▪ Revenues up 5% year over year, down 2% linked quarter ▪ NII up 7% year over year, flat linked quarter ▪ Average loans increased 11% year over year and flat linked quarter ▪ Continued strong growth in specialty lending areas offset by drop in loans to mortgage companies from 2Q15 ▪ Average core deposits up 16% year over year and up 1% linked quarter ▪ Expenses decreased 6% linked quarter, largely driven by lower allocated expenses from the pre - tax gain related to the amendment to employee benefit plans Numbers may not add to total due to rounding. * Amount is less than 1%. NM - Not meaningful. Net Income $55 $46 $51 +7% +20% Total Average Loans ($B) Average Core Deposits ($B) $14.3 $14.3 $12.9 +11% * $17.0 $16.8 $14.6 +16% +1%

$3.39B $3.42B $3.20B $0.75B $0.76B $0.77B $2.02B $1.95B $1.82B $1.39B $1.31B $1.18B $2.02B $2.05B $2.13B $1.53B $1.47B $1.30B $1.58B $1.53B $1.37B $1.41B $1.61B $0.95B 3Q15 2Q15 3Q14 $0 $3 $6 $9 $12 $15 9 Profitable Growth Opportunities: Regional Banking Regional Banking Average Loans by Lending Area ▪ Regional Banking average loan growth of 11% year over year and flat linked quarter ▪ Continued strong growth in specialty lending areas ▪ Average Commercial loans, excluding loans to mortgage companies, up 2% linked quarter ▪ Commercial real estate increases broad - based across all markets and product types ▪ ABL growth from mix of industries such as consumer finance, commercial factoring, transportation, manufacturing and distribution companies ▪ Private Client/Wealth Management increase from consumer lending growth and strategic focus in Middle TN $15B 6% 4% 4% 4% CRE ABL PC/WM Regional Bank Areas of Linked Quarter Loan Growth 1 Commercial Business PC/WM CRE Retail ABL Loans to Mtg Cos Corporate 1 Average Regional Banking loan growth from 2Q15 to 3Q15. Other Specialty

10 $0 $1 $2 $3 $0 $250 $500 $750 2008 2009 2010 2011¹ 2012 2013 2014¹ 2015² Revenue Expense Column1 ADR Fixed Income - FTN Financial Financial Results $750mm Fixed Income Revenue and Expense Numbers may not add to total due to rounding. 1 2011 and 2014 exclude ~$37mm of expense associated with a legal settlement and the impact of a ~$47mm insurance recovery from the ~$321mm and ~$147mm in expense reported in those periods. These are Non - GAAP numbers. 2 1Q15 - 3Q15 annualized. $3mm Left Axis: Right Axis: NII Fee Income $ in millions, except ADR Financial Results 3 Q15 $3 Net Income $52 $4 3 Q15 vs +2% +4% +38% 2Q15 $4 $56 $6 3 Q14 $3 $ 50 $3 2Q15 - 30% - 8% - 25% 3 Q14 Actuals Expense $ 48 +1% $51 $48 - 6% ADR $671k $729k $644k +4% - 8% ▪ Fixed income product average daily revenue (ADR) at $671k in 3Q15 ▪ Fixed income business model highly adaptable to various market conditions ▪ Focused on investing in extensive fixed income distribution platform: ▪ Strategic hires to increase market share ▪ Expansion of municipal products platform ▪ Continued development of public finance capability

11 Net Interest Income Sensitivity Impact 1 Consolidated Net Interest Income and Net Interest Margin Balance Sheet Positioned to Benefit from Rising Rates +2.4% $16mm +3.7% +$25mm +6.3% +$42mm +11.5% +$77mm 0% 3% 6% 9% 12% +25bps +50bps +100bps +200bps ▪ NIM at 2.85% ▪ NII up $4mm or 3% year over year ▪ Average core deposits up 2% linked quarter, 20% YOY ▪ Commercial deposit growth includes ~$500mm YOY product shift from Fed funds purchased ▪ Regional Banking average deposit rate paid of 12 bps in 3Q15 vs 13 bps in 2Q15 ▪ Floating rate loans comprise 67% of loan portfolio vs fixed rate loans at 33% ▪ Attractive and stable low - cost funding mix in Regional Banking with 59% DDA and interest checking deposits Average Deposit Growth 12% 3Q15 $164 2.85% NII and NIM Linked - Quarter Change Drivers NIM ($ in millions) NII 2Q15 $167 2.92% Interest Bearing Cash/Fed Funds Held Loan Fees & Cash Basis Income Other +3% +9% Linked Quarter: Year Over Year: Consumer Commercial Commercial - - 4bp 3bp $1.2 - 5bp - $2.9 +28% Numbers may not add to total due to rounding. 1 NII sensitivity analysis uses FHN’s balance sheet as of 3Q15. Bps impact assumes increase in Fed Funds rate. Non - Strategic is interest rate neutral, thus nearly all the sensitivity impact would be allocated to the Core Businesses. Consumer 0% Run - off from Non - Strategic Loans - 1.3 - 1bp

12 Non - Performing Assets $0 $100 $200 $300 3Q14 4Q14 1Q15 2Q15 3Q15 NPLs NPLs Held for Sale ORE $300mm Net Charge - Offs Asset Quality Trends Stable to Improving Credit Trends Reserves 1.00% 1.25% 1.50% 1.75% 3Q14 4Q14 1Q15 2Q15 3Q15 Reserves / Loans % 0.00% 0.13% 0.25% 0.38% 0.50% $0 $5 $10 $15 3Q14 4Q14 1Q15 2Q15 3Q15 NCOs $ Provision $ NCO %¹ $15mm ▪ Net charge - offs of $12mm in 3Q15, up from 2Q15 and steady with 3Q14 levels ▪ Annualized net charge - off ratio of 0.28% ▪ NPA levels down $21mm linked quarter and $40mm year over year ▪ NPL levels at $191mm, down 9% linked quarter and 14% year over year ▪ Commercial NPLs down 32% linked quarter and year over year ▪ Non - strategic loans declined 6% linked quarter, down 19% year over year to 13% of total loans Numbers may not add to total due to rounding. 1 Net charge - off % is annualized.

13 3Q15 Consolidated Long - Term Targets ROTCE 1 13.4% 15.0 – 20.0% ROA 1 1.12% 1.25 – 1.45% CET1 2 10.8% 8.0 – 9.0% NIM 1 2.85% 3.50 – 4.00% NCO / Average Loans 1 0.28% 0.30 - 0.70% Fee Income / Revenue 43% 40 - 50% Efficiency Ratio 71% 60 - 65% 1 ROTCE, ROA, NIM, and NCO / Average Loans are annualized. ROTCE is a Non - GAAP number and reconciled in the appendix. 2 3Q15 Common Equity Tier 1 is an estimate. Building Long - Term Earnings Power: Bonefish Targets Focused on Growing Our Company Selectively and Profitably While Positioning Our Balance Sheet for Sustainable, Higher Returns in the Long Term Annualized Net Charge-Offs 0.30% - 0.70% % Fee Income 40% - 50% Efficiency Ratio 60% - 65% Return on Tangible Common Equity 15% - 20% Equity / Assets Common Equity Tier 1 8% - 9% Return on Assets 1.25% - 1.45% Net Interest Margin 3.50% - 4.00% Risk Adjusted Margin Total Assets Earning Assets Pre-tax Income Tax Rate

Building Blocks Provide Path to Bonefish Targets

Building a Foundation for Long-Term Earnings Power

Current ROTCE

Continued Efficiencies — 0.1% to 0.5%
- *Non-Strategic Wind-Down*
- *Infrastructure Reductions*

Growth Opportunities — 0.8% to 1.3%
- *Specialty Lending*
- *Mid-Atlantic*
- *Middle TN*
- *Houston*
- *Wealth / Investments*
- *Municipals (FTN Financial)*

Economic Profit Improvement — 0.7% to 1.2%
- *Established Market Profitability/ Growth*
- *Product/ Relationship Profitability Improvement*
- *Sales Productivity Improvement*
- *Process Improvements*
- *Branch Network Rationalization*

Optimize/ Redeploy Capital — 0.4% to 0.9%
- *Dividends*
- *Share Buybacks*
- *M&A*

Increased Fixed Income Activity — 0.7% to 2.2%
- *Latent Income Embedded in Fixed Income Platform Capacity*
- *ADR at $1.0-$1.5mm*

Rise in Interest Rates[1] — 2.4% to 3.8%
- *Latent Income Embedded in Asset-Sensitive Balance Sheet*

Target Bonefish ROTCE

[1] Rise in interest rates represents cumulative growth rate in net interest income over a 3-year strategic time horizon.
Chart illustrates a quantified path to long-term goals; it contains no forecasts.

FIRST HORIZON NATIONAL CORPORATION

14

15 Building a Foundation for Attractive Long - Term Earnings Power ▪ Proven execution capabilities ▪ Unique size, scope, and strengths ▪ Focused on efficiency, productivity, economic profitability, and growth opportunities ▪ Organizational alignment on the path to achieving long - term bonefish profitability ▪ Breadth and depth of talent that will be able to profitably run and grow the company Successfully Executing on Key Priorities FHN is Well Positioned for Attractive Long - Term Earnings Power

APPENDIX 16

Notable Items

	Notable Item	Pre-Tax Amount	After-Tax Amount[1]	Impact to EPS[2]
3Q14	Gains on Sales of Held-for-Sale Loans in Non-Strategic Portfolio	$39.7mm	$25.2mm	$0.11
3Q14	Loss Accruals Related to Legal Matters	$(50.0)mm	$(31.5)mm	$(0.13)
3Q14	Litigation Expense Recovery	$15.0mm	$9.5mm	$0.04
3Q14	Net Loss Accruals Related to Legal Matters	$(35.0)mm	$(22.0)mm	$(0.09)
4Q14	None			
1Q15	Settlement with DOJ/HUD	$(162.5)mm	$(124.1)mm	$(0.51)
2Q15	None			
3Q15	Retirement of Trust Preferred Debt	$5.8mm	$4.2mm	$0.02
3Q15	Employee Benefit Plan Amendment	$8.3mm	$6.0mm	$0.03
3Q15	Discrete Tax Benefit / Capital Loss Carryover	N/A	$4.5mm	$0.02

FIRST HORIZON NATIONAL CORPORATION

Refer to the financial supplement for further variance trend analysis.
[1]After-tax impact assumes a tax rate of ~27% in 3Q15, ~33% in 2Q14, and ~37% in 3Q14,.
[2]EPS impact calculated by dividing the after-tax impact by the 235mm diluted shares outstanding in 3Q15 and 237mm diluted shares outstanding in 3Q14.
1Q15 EPS impact is calculated by dividing the after-tax impact by the 235mm diluted shares FHN would have reported assuming net income available to common instead of net loss available to common.

17

9.7% 3.8% 14.8% 11.4% 2.4% 30.2% 18 #1 Deposit Market Share in Tennessee First Tennessee Bank Grew Deposits Faster Than Overall Footprint Market FDIC Deposit Market Share Source: FDIC. Data as of 6.30.15. Numbers and percentages may not add to total due to rounding. 1 West Tennessee deposit growth includes ~$500mm YOY product shift from Fed funds purchased. 2 West Tennessee and East Tennessee markets include counties in Mississippi and Georgia within the Memphis and Chattanooga met rop olitan statistical areas. Market FHN Market Share 2015 FHN Deposits YOY Deposit Growth 2015 2014 FHN Overall Market West Tennessee 1 $8.2B 2 31.3% 27.6% East Tennessee $6.7B 2 22.1% 22.4% Middle Tennessee $3.5B 7.2% 7.1% Tennessee $18.0B 13.7% 12.7% 15.9% 7.6% Market Rank #1 #1 #5 #1

3Q15 Credit Quality Summary by Portfolio

	Regional Banking					Corporate[4]	Non-Strategic					FHNC Consol
($ in millions)	Commercial (C&I & Other)	CRE	HE & HELOC	Other[1]	Total	Permanent Mortgage	Commercial (C&I & Other)	CRE	HE & HELOC	Permanent Mortgage	Other[2]	Total
Period End Loans	$9,178	$1,488	$3,469	$348	$14,483	$107	$432	$0	$1,345	$348	$10	$16,725
30+ Delinquency	0.10%	0.43%	0.48%	1.33%	0.25%	2.95%	0.02%	NM	2.07%	1.58%	1.77%	0.44%
Dollars	$9	$6	$17	$5	$36	$3	$0	$0	$28	$5	$0	$73
NPL %	0.18%	0.54%	0.75%	0.14%	0.35%	2.85%	3.08%	0.00%	6.36%	8.71%	7.09%	1.10%
Dollars	$16	$8	$26	$0	$51	$3	$13	$0	$86	$30	$1	$184
Net Charge-offs[3] %	0.33%	NM	0.11%	2.49%	0.29%	NM	NM	NM	0.37%	0.90%	10.22%	0.28%
Dollars	$7	$0	$1	$2	$10	NM	-$1	$0	$1	$1	$0	$12
Allowance	$66	$25	$28	$10	$129	NM	$6	$0	$55	$20	$1	$211
Allowance / Loans %	0.72%	1.70%	0.79%	3.00%	0.89%	NM	1.35%	5.86%	4.09%	5.75%	10.34%	1.26%
Allowance / Charge-offs	2.21x	NM	7.62x	1.19x	3.10x	NM	NM	NM	10.67x	6.23x	0.98x	4.61x

FIRST HORIZON NATIONAL CORPORATION

Numbers may not add to total due to rounding. Data as of 3Q15. NM: Not meaningful.
[1]Credit card, Permanent Mortgage, and Other. [2]Credit card, OTC, and Other Consumer.
[3]Net charge-offs are annualized.
[4]Exercised clean-up calls on jumbo securitizations in 1Q13, 3Q12, 2Q11, and 4Q10, which are now on balance sheet in the Corporate segment.

19

Construction 29% Land 3% Mini - Perm/Non - Construction 67% 20 C&I and CRE Portfolio Detail $1.0 $1.2 $1.6 $1.8 $1.4 $0.9 $0.9 $1.0 $1.6 $1.4 $0.0 $0.5 $1.0 $1.5 $2.0 3Q14 4Q14 1Q15 2Q15 3Q15 Period End Average ▪ $9.6B C&I portfolio , diversified by industry, managed primarily in Regional Banking ▪ $1.5B CRE portfolio, comprising 9% of period - end consolidated loans ▪ Commercial (C&I and CRE) net charge - offs were $6mm for the quarter ▪ Charge - offs were $9.2mm with recoveries of $3.1mm Multi - Family 29% Retail 26% Hospitality 14% Office 12% CRE: Loan Type CRE: Collateral Type C&I: Loans to Mortgage Companies Data as of 3Q15. Numbers may not add to total due to rounding. $2.0B

21 Core Banking Customers TN 63% CA 7% VA 3% GA 3% NC 3% Other 21% Consumer Portfolio Overview $1.5 $0.7 $0.0 $0.5 $1.0 $1.5 $2.0 In Draw In Repayment HELOC Draw vs Repayment Balances Percent of Home Equity Portfolio: Months Left in Draw Period 17% 20% 13% 7% 6% 37% 0% 5% 10% 15% 20% 25% 30% 35% 40% 0 - 12 13 - 24 25 - 36 37 - 48 49 - 60 >60 Home Equity Portfolio Characteristics Home Equity Geographic Distribution 21% 25% 28% 27% 28% 15% 18% 21% 24% 27% 30% $0.0 $0.5 $1.0 $1.5 $2.0 3Q14 4Q14 1Q15 2Q15 3Q15 Period End Balance Constant Pre - Payment Rate (Right Axis) Non - Strategic Consumer Real Estate Run - Off $2.0B $2.0B Data as of 3Q15. Numbers may not add to total due to rounding. First Second Total Balance $3.0B $1.9B $4.8B Original FICO 754 736 747 Refreshed FICO 754 724 742 Original CLTV 77% 81% 79% Full Doc 94% 75% 86% Owner Occupied 94% 95% 95% HELOCs $0.6B $1.5B $2.2B Weighted Average HELOC Utilization 46% 56% 54%

$0 $150 $300 3Q14 4Q14 1Q15 2Q15 3Q15 GSE New Requests Other New Requests Resolved Pipeline 22 Agency & Non - Agency Update Repurchase Resolution Agreements with Both GSEs Total Pipeline of Repurchase Requests 1 $300mm Mortgage Repurchase Reserve Other Whole Loan Sales and Non - Agency ▪ Represent 47% of all active repurchase/make whole requests in 3Q15 pipeline ▪ Some non - Agency FHN loans were bundled with other companies’ loans and securitized by the purchasers ▪ A trustee for a bundler has commenced a legal action seeking repurchase of FHN loans ▪ Certain purchasers have requested indemnity related to FHN loans included in their securitizations ▪ Loan file review process regarding certain bundled FHN loans has been initiated Data as of 3Q15. Numbers may not add to total due to rounding. 1 Based on UPB. The pipeline represents active investor claims and mortgage insurance (MI) cancellations under review, both of whi ch could occur on the same loan. Excludes MI cancellation notices that have been reviewed and coverage has been lost. MI cancell ati ons that have resulted in lost coverage are included in management’s assessment of the adequacy of repurchase reserves. 3Q14, 4Q14, 1Q15, 2Q15 and 3Q15 pipeline includes $4.8mm, $4.2mm, $5.0mm, $1. 3mm, and $12.2mm in other claims, respectively, that pose no risk to the repurchase reserve but require formal acknowledgment with Fannie. ($ in millions) 3Q144Q141Q152Q153Q15 Beginning Balance $141 $125 $119 $116 $117 Net Realized Losses $(13) $(6) $(3) $0 $(2) Provision $(4) $0 $0 $0 $0 Loan Sales $2 $0 $0 $0 $0 Ending Balance $125 $119 $116 $117 $115 Net Realized Losses of $0 in 2Q15 due to ~$3mm in mortgage insurance rescission recoveries. Numbers may not add to total due to rounding.

FH Proprietary Securitizations Litigation

Certificate Breakdown

($ in millions) Deal	Certificate	Original UPB	Paid Off	Current UPB	Performing UPB	60D+ Delinquent	Cumulative Loss
FHAMS 2006-FA6 (FDIC Alabama)	Senior	$11.1	$3.8	$5.7	$4.8	$1.0	$1.5
FHAMS 2006-FA6 (FDIC Alabama)	Senior	$15.2	$5.5	$8.3	$6.6	$1.7	$1.4
FHAMS 2006-FA6 (TN Retirement Indemnification)	Senior	$46.2	$40.5	$4.5	$3.6	$0.9	$1.1
FHAMS 2006-FA7 (FDIC Alabama)	Senior	$20.7	$7.2	$10.7	$8.8	$1.9	$2.8
FHAMS 2007-FA4[1] (FDIC Alabama)	Senior	$14.4	$4.7	$7.5	$6.3	$1.2	$2.2
FHAMS 2007-FA1 (FDIC New York)	Senior	$44.5	$16.6	$20.8	$17.6	$3.2	$7.0
FHAMS 2007-FA2 (FDIC New York)	Senior	$34.9	$13.5	$16.3	$13.8	$2.5	$5.0
FHAMS 2005-FA8 (FHLB Indemnification)	Senior	$100.0	$81.6	$17.6	$15.7	$1.9	$0.8
FHAMS 2007-FA3 (MetLife Indemnification)	Senior	$103.0	$64.2	$29.8	$24.0	$5.8	$9.0
FHAMS 2005-FA10[2] (Royal Park Indemnification)	Senior	$100.0	$69.0	$26.5	$23.2	$3.3	$4.5
FHAMS 2006-FA2[1] (Royal Park Indemnification)	Senior	$30.0	$23.9	$4.8	$4.1	$0.7	$1.3
FHAMS 2005-FA9 (Integra REC Indemnification)	Junior	$2.3	$0.1	$0.0	$0.0	$0.0	$2.2
FHAMS 2006-FA8 (Integra REC Indemnification)	Senior	$101.5	$65.2	$28.2	$24.2	$4.0	$8.2
FHAMS 2006-FA8 (TN Retirement Indemnification)	Senior	$100.0	$78.4	$16.7	$14.4	$2.4	$4.9
FHASI 2006-AA8 (TN Retirement Indemnification)	Senior	$32.5	$23.1	$7.3	$5.8	$1.5	$2.1
Total		**$756.2**	**$497.4**	**$204.7**	**$172.7**	**$32.0**	**$54.1**



$756mm
Cumulative Loss 7%
60D+ Delinquent[3] 4%
Performing UPB 23%
Paid Off 66%

FIRST HORIZON NATIONAL CORPORATION

Numbers/percentages may not add to total due to rounding. Data source: September 2015 Trustee Reports. The Schwab matter, reported in prior quarters, has been settled and removed from this list.
[1]The complainants only purchased a portion of these tranches. Original UPB estimated based on the purchase price stated in the complaints. All other metrics prorated based on the ratio of purchase price to the total original UPB of the entire tranche. [2]Royal Park is asking for indemnification on $100mm of the $190mm tranche as stated in the indemnification request.
[3]60D+ Delinquent defined as a delinquency status of 60 days or more and also bankruptcies, foreclosures and REO in such status for 60 days or more.

23

Reconciliation to GAAP Financials 24 Slides in this presentation use non - GAAP information of return on tangible common equity. That information is not presented according to generally accepted accounting principles (GAAP ) and is reconciled to GAAP information below. Numbers may not add to total due to rounding. ($ in millions) Return on Tangible Common Equity 3Q15 Average Total Equity (GAAP) $2,546 Less: Average Noncontrolling Interest (GAAP) $295 Less: Preferred Stock (GAAP) $96 Average Common Equity (GAAP) $2,154 Less: Average Intangible Assets (GAAP) $172 Average Tangible Common Equity (Non-GAAP) $1,982 Net Income Available to Common (GAAP) $67 Annualized Return on Average Tangible Common Equity (Non-GAAP) 13.4%